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                                                                   EX-99.906CERT

  CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: January 26, 2011                  /s/ Donald F. Crumrine
                                        ----------------------------------------
                                        Donald F. Crumrine, Director, Chairman
                                        of the Board and Chief Executive Officer
                                        (principal executive officer)

I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: January 26, 2011                  /s/ R. Eric Chadwick
                                        ----------------------------------------
                                        R. Eric Chadwick, Chief Financial
                                        Officer, Treasurer and Vice President
                                        (principal financial officer)